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                                   MEDIAONE GROUP
                             EXECUTIVE DISABILITY PLAN


                           EFFECTIVE AS OF JUNE 12, 1998

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                                  TABLE OF CONTENTS
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                                                                           Page
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PREAMBLE                                                                   1

ARTICLE I           DEFINITIONS                                            1

ARTICLE  II         ELIGIBILITY                                            4

     Section 2.1    Eligibility to Participate                             4

ARTICLE III         SHORT TERM DISABILITY BENEFITS                         4

     Section 3.1    Benefit Commencement                                   4
     Section 3.2    Amount of STD Payments                                 5
     Section 3.3    Coordination with Other Sources of Disability
                      Income                                               5
     Section 3.4    Duration of STD Payments                               5

ARTICLE  IV         LONG TERM DISABILITY BENEFITS                          5

     Section 4.1    Benefit Commencement                                   5
     Section 4.2    Amount of LTD Payments                                 5
     Section 4.3    Sources and Order of LTD Payments under
                      the Plan                                             5
     Section 4.4    Tax Effect                                             6
     Section 4.5    Coordination with Other Sources of Disability
                      Income                                               6
     Section 4.6    Duration of LTD Payments                               6
     Section 4.7    Employment Status                                      6
     Section 4.8    Portability                                            6

ARTICLE V           CHANGE IN CONTROL                                      7

     Section 5.1    Change in Control                                      7
     Section 5.2    Effect on the Plan                                     7


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ARTICLE  VI         ADMINISTRATION                                         8

     Section 6.1    The Committee                                          8
     Section 6.2    The Administrator                                      8
     Section 6.3    Claims Procedure                                       9
     Section 6.4    Review of the Administrator's Decision                 10
     Section 6.5    Expenses                                               10
     Section 6.6    Allocation of Responsibilities                         10
     Section 6.7    Adoption of Plan by Participating Companies            10

ARTICLE VII         GENERAL PROVISIONS                                     11

     Section 7.1    Rights to Benefit                                      11
     Section 7.2    Source of Payments                                     11
     Section 7.3    Assignment or Alienation                               11
     Section 7.4    Determination of Eligibility                           11
     Section 7.5    No Guarantee of Employment
     Section 7.6    Nature of Benefits                                     11
     Section 7.7    Plan Amendment and Termination                         11
     Section 7.8    Gender and Number                                      12
     Section 7.9    Governing Law                                          12

SIGNATURE PAGE                                                             12
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                                 MEDIAONE GROUP
                           EXECUTIVE DISABILITY PLAN

                         Effective as of June 12, 1998


                                    PREAMBLE

U S WEST, Inc. ("Old U S WEST"), a Delaware corporation, previously established the U S WEST Senior Management Long Term Disability & Survivor Protection Plan, which was terminated and replaced by the U S WEST Executive Disability Plan. Effective with the separation of Old U S WEST into USW-C, Inc. (renamed U S WEST, Inc. at the time of such separation) and MediaOne Group, Inc. (the "Company"), the Company assumes sponsorship of that portion of the Plan relating to its Eligible Employees, which it names the MediaOne Group Executive Disability Plan (the "Plan"). The purpose of the Plan is to provide disability benefits to Eligible Employees.

                                   ARTICLE I

                                  DEFINITIONS

     The following terms shall have the meanings set forth below.

     1.1 "ADMINISTRATOR" shall mean the Senior Vice President of Human Resources or his or her delegate (or, in the event the Plan benefits of the Administrator are directly or indirectly impacted by any claim for benefits, the Chairperson of the Committee or his delegate). To the extent applicable, the Administrator shall be the "administrator" and the "named fiduciary" for purposes of the Employee Retirement Income Security Act of 1974, as amended.

     1.2  "ANNUAL PAY" shall mean an amount equal to the following:

          (a) For an Eligible Employee who is in his first year of participation in the STIP, his annual rate of base pay plus the mid-range of his target Short Term Incentive Award.

          (b) For an Eligible Employee who is in his second year of participation in the STIP, his annual rate of base pay in effect for such year plus the average of the two amounts below:

               (i) The Short Term Incentive Award amount in Subsection 1.2(a) above; and

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               (ii)  The actual Short Term Incentive Award he was paid for the prior year, except that if his Short Term Incentive Award was prorated, the full target amount of the Short Term Incentive Award for such year;

          (c) For an Eligible Employee who is in his third year of participation in the STIP, his annual rate of base pay in effect for such year and the average of the three amounts below:

               (i) The Short Term Incentive Award amount in Subsection 1.2(a) above;

               (ii)  The amount in Subsection 1.2(b)(ii) above; and

               (iii) The actual Short Term Incentive Award he was paid for the prior year.

          (d) For an Eligible Employee who is in his fourth year of participation in the STIP, his annual rate of base pay in effect for such year and the average of the three amounts below:

               (i)   The amount in Subsection 1.2(b)(ii) above;

               (ii)  The amount in Subsection 1.2(c)(iii) above; and

               (iii) The actual Short Term Incentive Award he was paid for the prior year.

          (e) For an Eligible Employee who has been an STIP participant for more than four years, his annual rate of base pay in effect for such year and the average of the prior three Short Term Incentive Awards paid to the Eligible Employee.

     1.3  "BASE PAYMENT" shall mean a Participant's Annual Pay.

          (a) Pursuant to Article III, the Short Term Disability benefit under the Plan shall be 100% of Annual Pay; and

          (b) Pursuant to Article IV, the Long Term Disability benefit under the Plan shall be 60% of Annual Pay.

     1.4 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

     1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

     1.6 "COMMITTEE" shall mean the Human Resources Committee of the Board or its delegate.

     1.7 "COMPANY" shall mean MediaOne Group, Inc., a Delaware corporation, or its successors.

     1.8 "CONTRACT" shall mean the contracts and individual insurance policies entered by the Company and an Insurance Company to provide benefits under the Plan.

     1.9 "DISABLED" OR "DISABILITY" shall mean the circumstance when a Participant is unable to perform the essential functions of his own occupation due to an injury or illness, as determined in the sole discretion of the Administrator, and is under the care of a physician. The Plan provides Short Term Disability or STD benefits, as set forth in Article III hereof, and Long Term Disability or LTD benefits, as set forth in Article IV hereof.

     1.10 "EFFECTIVE DATE" shall mean the Separation Time.

     1.11 "ELIGIBLE EMPLOYEE" shall mean an employee who is eligible to participate in the Plan pursuant to Section 2.1.

     1.12 "GROUP PLAN" means the MediaOne Group Disability Plan, as amended or superseded.

     1.13 "INSURANCE COMPANY" shall mean the insurance company or companies, which may be selected from time to time by the Administrator, to provide disability insurance coverage under this Plan.

     1.14 "PARTICIPANT" shall mean an Eligible Employee who has satisfied the applicable requirements of Section 2.1.

     1.15 "PARTICIPATING COMPANY" or "PARTICIPATING COMPANIES" shall mean the Company or any subsidiary of the Company that, with the consent or at the direction of the Administrator, participates in the Plan.

     1.16 "PLAN" shall mean the MediaOne Group Executive Disability Plan, as set forth herein, together with the Contracts and Appendices attached hereto, as amended from time to time.

     1.17 "PLAN YEAR" shall mean the fiscal year of the Plan, which shall be the calendar year.

     1.18 "SEPARATION TIME" shall mean the time that U S WEST, Inc., a Delaware corporation ("Old U S WEST"), is separated into two public companies, USW-C, Inc., renamed U S WEST, Inc. as of the Separation Time, and MediaOne Group, Inc. (the "Company").

     1.19 "SERVICE" shall mean an Employee's Term of Employment as defined in the MediaOne Group Pension Plan.

     1.20 "SOCIAL SECURITY" shall mean the federal Social Security Administration or disability benefits provided by that agency.

     1.21 "SHORT TERM INCENTIVE AWARD" shall mean an award determined annually pursuant to the STIP.

     1.22 "STIP" shall mean the MediaOne Group Short Term Incentive Plan or the MediaOne Group Executive Short Term Incentive Plan, as amended or superseded.

     1.23 "WORKERS' COMPENSATION" shall mean the state agencies or the wage replacement benefits for an occupational injury or illness provided in accordance with state law in the state where an Employee resides, regardless of the differences in the title of the agency or the benefits provided.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1  ELIGIBILITY TO PARTICIPATE.  An employee who is:

          (a)  the chief executive officer of the Company;

          (b) such other person designated by the Board or its delegate as an Eligible Employee or as member of a class of employees to be made Participants in this Plan; or

          (c) an individual who satisfies any other criteria for eligibility as determined by the Board or its delegate shall be an Eligible Employee on the date upon which he is hired or placed into an eligible classification. An Eligible Employee shall commence participation in the Plan in accordance with the provisions set forth in Articles III and IV.

                                  ARTICLE III

                         SHORT TERM DISABILITY BENEFITS

     3.1 BENEFIT COMMENCEMENT. STD benefit payments shall commence for an Eligible Employee on the 8th calendar day after the date of the onset of his Disability.

          3.2 AMOUNT OF STD PAYMENTS. A Participant shall receive STD benefit payments in the amount of Base Payment, as defined in Subsection 1.3(a) above, regardless of his years of Service. Pay increases and decreases that occur during a Participant's Disability shall be effective on the scheduled date of change and STD benefits shall be paid at the new rate for the duration of the STD period.

     3.3 COORDINATION WITH OTHER SOURCES OF DISABILITY INCOME. Payments provided hereunder shall be offset by other sources of disability income, including, but not limited to, the Group Plan, Social Security and Workers' Compensation. No Plan payments shall be made when other sources of disability income exceed the STD benefit amount payable under the Plan.

     3.4 DURATION OF STD PAYMENTS. Payments of STD benefits under the Plan shall continue until the occurrence of one the following events:

          (a)  The Participant has expired 52 weeks of STD benefits;

          (b) The Participant receives disability income from other sources that exceeds the maximum STD benefit payable under the Plan;

          (c)  The Participant's employment with the Company ceases; or

          (d)  The Participant ceases to be an Eligible Employee.

                                   ARTICLE IV

                         LONG TERM DISABILITY BENEFITS

     4.1 BENEFIT COMMENCEMENT. An Eligible Employee shall commence participation in the Plan for LTD benefits after he has expired the maximum duration for STD benefit payments under the Plan and continues to be Disabled.

     4.2 AMOUNT OF LTD PAYMENTS. A Participant shall receive LTD benefit payments in the amount of Base Payment, as defined in Subsection 1.3(b) above, regardless of his years of Service, but in no event shall such LTD benefit exceed a maximum of $30,000 per month.

     4.3 SOURCES AND ORDER OF LTD PAYMENTS UNDER THE PLAN. The Plan shall provide LTD benefit payments through Contracts, if applicable, the MediaOne Group Pension Plan, or the general assets of the Company. The order of the sources from which LTD benefit payments shall be made to a Participant shall be as follows:

          (a) Contract: An individual Contract shall provide LTD benefit payments to each Participant on a monthly basis in an amount equal to a Participant's Base Payment as set forth in Subsection 1.3(b), provided that each such monthly payment shall not exceed $7,500. In the event that a Primary Participant's monthly LTD benefit is greater than the maximum benefit amount under the Contract or a Contract is not is not in force, LTD benefits shall be paid using the other sources set forth above.

          (b) Modified Disability Pension Plan payments under the MediaOne Group Pension Plan; and

          (c)  General assets of the Participating Company.

     4.4 TAX EFFECT. All of the sources of LTD benefit payments set forth in Section 4.3 hereof shall be taxed as ordinary income to a Participant when paid, except in the event that a Participant makes an irrevocable election to treat the premium payments made by the Company for the Contract as imputed income while he is an active employee, the LTD benefit payments made to him if he becomes disabled shall be excluded from tax. Such an election is irrevocable and shall be made at the time the Contract is put in place. If a Participant does not make such an election, the LTD benefit payments made under the Contract shall be taxable to such Participant as ordinary income.

     4.5 COORDINATION WITH OTHER SOURCES OF DISABILITY INCOME. Payments provided hereunder shall be offset by other sources of disability income, including, but not limited to, Social Security and Workers Compensation.

     4.6 DURATION OF LTD PAYMENTS. Payments of LTD benefits under the Plan shall continue until the occurrence of one the following events:

          (a)  The Participant is no longer Disabled;

          (b) A Participant's attaining age 65, subject to any maximum benefit periods set forth in the Contract;

          (c)  The death of the Participant; or

          (d) The Participant receives disability income from other sources that exceeds the maximum LTD benefit payable under the Plan.

     4.7 EMPLOYMENT STATUS. An individual who is receiving LTD benefits under the Plan shall be deemed to be a former Employee.

     4.8 PORTABILITY. In the event that the Company purchases individual Contracts to provide Long Term Disability benefits to Eligible Employees under the Plan, an Eligible Employee shall have the opportunity to maintain such individual policy upon a termination of employment by continuing premium payments on his own to the Insurance Company.

                                   ARTICLE V

                               CHANGE IN CONTROL

     5.1 CHANGE IN CONTROL. For the purposes of the Plan, a "Change of Control" shall be deemed to have occurred under the following circumstances:

          (a) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, securities representing 20% or more of the total voting power of all of the Company's then outstanding voting securities, unless through a transaction arranged by, or consummated with the prior approval of the Board;

          (b) Any period of two consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board and any new director or directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

          (c) The Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of common stock of the Company will be converted into shares of any other (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities or cash or other property (excluding payments made solely for fractional shares); or

          (d) Any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change of Control for all Plan Participants.

     5.2 EFFECT ON THE PLAN. Upon the occurrence of a Change in Control of the Company, as defined in Section 5.1, the Company shall give written notice to the Administrator of such event and the following provisions shall take immediate effect with respect to all Participants in the Plan immediately prior to the Change in Control:

          (a) GENERAL EFFECT. For a period of three years after a Change in Control and for such additional period as required to provide benefits under Subsection 5.2(c) below, with respect to Participants covered by such subsection, the Plan may not be amended or terminated in whole or in part to reduce the benefits that were available hereunder on the date immediately prior to the Change in Control. For the purposes of this Section 5.2, amendments that reduce benefits shall include, but not be limited to, changes in coverage and changes in participation requirements which have the effect of reducing benefits, and increases in Participant cost.

          (b) ELIGIBLE EMPLOYEES UNDER THE PLAN. During the three-year period following the occurrence of a Change in Control and for such additional period as required to provide benefits under Subsection 5.2(c) below, with respect to Participants covered by such subsection, the definition of "Base Payment" hereunder shall not be amended, modified, or eliminated. In addition, in the event benefits are provided hereunder through Contracts, the Company contributions toward the premium amounts for such Contracts shall not be reduced below the contribution amounts paid in the period immediately preceding the Change in Control for the duration of such three-year period.

          (c) DISABLED PARTICIPANTS UNDER THE PLAN. A Participant who is Disabled under the Plan on or before the occurrence of a Change in Control or during the three-year period following such occurrence shall receive STD and/or LTD benefits, as applicable, in the same amounts, under the same terms and conditions, including the applicable maximum duration of benefit payments, in effect under the Plan prior to the Change in Control.

                                   ARTICLE VI

                                 ADMINISTRATION

     6.1 THE COMMITTEE. Acting in its capacity as the Plan sponsor, the Committee shall have the power and authority to amend or terminate the Plan, pursuant to Section 7.7 hereof, to appoint third party service providers and vendors to the Plan, other than fiduciaries, and to establish the eligibility criteria for participating in the Plan. Except to the extent delegated to the Administrator, the Committee shall have the power and authority to administer the Plan. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan and any decision of the Committee shall be conclusive and binding and shall not be subject to further review. To the extent of any delegation under this Section 6.1, such discretion and authority shall be delegated.

     6.2 THE ADMINISTRATOR. In accordance with his or her delegation of authority from the Committee pursuant to Section 6.1, the Administrator shall have the specific powers and responsibilities set forth below:

          (a) The Administrator shall award benefits under the Plan and authorize disbursements according to the provisions hereof.

          (b) In the event the Administrator denies a claim for benefits, he or she shall provide written notice, setting forth the specific reasons for such denial, to any Participant or Beneficiary whose claim has been denied in accordance with Section 6.3 hereof, in a manner consistent with applicable law and prescribed
Participating Company practices.

          (c) The Administrator shall oversee the day to day operation and administration of the Plan, including the appointment of the Insurance Company.

          (d) The Administrator shall have limited authority to amend the Plan only to the extent that any such amendment is with respect to administrative matters only and that it does not affect the level of benefits provided under the Plan in any way. The Committee shall retain the authority to amend the Plan in all other respects and to terminate the Plan pursuant to
Section 7.7 hereof.

     6.3 CLAIMS PROCEDURE. Any claims shall be submitted to the Administrator or his or her delegate, in the circumstances and according to the rules prescribed by the Administrator or the terms of any applicable insurance policy. The review and appeal procedure for a Participant or Beneficiary whose claim has been denied shall be as follows.

          (a) All disputes concerning benefits under this Plan shall be subject to this Section 6.3.

          (b) If a claim is denied, a written notice of denial shall be furnished by the Administrator to the claimant within 90 days after the receipt of the claim by the Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or Beneficiary and such extension shall not exceed an additional 90 days.

          (c) In the notice of denial, the Administrator shall set forth the specific reasons for such denial, specific reference to pertinent Plan or insurance policy provisions, a description of any additional material or information necessary for the claimant to perfect his claim, an explanation of why such material or information is necessary for the claimant to perfect his claim, and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such a review upon written application. The claimant may review pertinent documents and may submit issues or comments in writing. The claimant or the claimant's duly authorized representative must request such review within a reasonable period of time prescribed by the Administrator. In no event shall such a period of time be less than 60 days.

          (d) The Administrator shall serve as the final reviewing authority under the Plan and the Employee Retirement Income Security Act of 1974, as amended, to the extent applicable to the Plan, for the review of all claims by Participants whose initial claims for benefits have been denied, in whole or in part, by the Administrator.

          (e) A decision shall be rendered within 60 days after the receipt of the request for review by the Administrator. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Administrator's receipt of their request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant. The decision of the Administrator shall be furnished to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

          (f) In any case in which the Administrator fails to notify a Participant of his or her decision with respect to a claim as required under this Section 6.3, such claim shall be considered to have been denied.

     6.4 REVIEW OF THE ADMINISTRATOR'S DECISIONS. The Administrator shall determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Administrator shall not be subject to further review, except as required by applicable law.

     6.5 EXPENSES. The expenses of the Administrator in administering the Plan shall be borne by the Company.

     6.6 ALLOCATION OF RESPONSIBILITIES. The Administrator may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms, including allocation of responsibilities to Participating Companies. The Administrator may designate in writing other persons to carry out his or her responsibilities under the Plan, and may employ persons to advise him or her with regard to any such responsibilities.

     6.7 ADOPTION OF PLAN BY PARTICIPATING COMPANIES. The adoption of this Plan by any subsidiary of the Company shall be subject to any reasonable conditions and requirements that the Company or the Administrator sets forth in its written consent. Such conditions and requirements may include, but shall not be limited to, restrictions with respect to which Employees of any subsidiary may become eligible to participate in the Plan. The Company retains the right, in its sole discretion, to terminate prospectively any subsidiary's participation in this Plan by providing written notice to such subsidiary. In addition, the Company retains the sole right to amend, terminate and administer the Plan. By agreeing to participate in the Plan as an employer, each Participating Company (other than the Company) shall be deemed to have designated irrevocably the Company, or its delegate, as its agent in all matters concerning the Plan.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.1 RIGHTS TO BENEFIT. A Participant or his Beneficiary shall have no right to any benefit under this Plan except as may be provided by the Company or each Participating Company through a policy of insurance covering the life of such Participant and as set forth in this Plan.

     7.2 SOURCE OF PAYMENTS. Nothing contained in this Plan or action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, his Beneficiary or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.3 ASSIGNMENT OR ALIENATION. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time such assets are paid to the Participant or Beneficiary. Except as provided specifically in the Plan, the benefits under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant or Beneficiary, and any attempt to do so shall be null and void.

     7.4 DETERMINATION OF ELIGIBILITY. In all questions relating to eligibility for any benefit hereunder, or relating to rates of pay for determining benefits, the decision of the Administrator, based upon this Plan and upon the records of the Participating Company last employing such individual, shall be final, in so far as permitted by applicable law.

     7.5 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of any Participating Company in any capacity.

     7.6 NATURE OF BENEFITS. Any benefits payable under this Plan shall not be deemed to be salary or other compensation to the employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of any Participating Company for the benefit of its employees.

     7.7 PLAN AMENDMENT AND TERMINATION. The Company, through resolution of the Committee or its delegate, retains the right to amend or terminate the Plan (including the insurance policies) in whole or in part, in its sole and absolute discretion, and each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice. Upon termination of the Plan, no Participant shall accrue any additional benefits after the effective date of the termination, and payments shall be made to Participants or their Beneficiaries as they become due under the terms of the Plan.

     7.8 GENDER AND NUMBER. Whenever used herein, words in any gender shall be deemed to include the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context expressly indicates otherwise.

     7.9 GOVERNING LAW. This Plan shall be construed and enforced in accordance the laws of the State of Colorado, except to the extent preempted by Federal law.

Executed this  ___________ day of ________________ ,  1998


                                      MEDIAONE  GROUP, INC.

                                      By
                                        -----------------------------------

                                      Title
                                            -------------------------------